Exhibit 99.1

Rithm Property Trust Announces Reverse Stock Split

December 19, 2025

NEW YORK--(BUSINESS WIRE)-- Rithm Property Trust Inc. (NYSE: RPT, “RPT” or the “Company”) today announced that its Board of Directors unanimously approved a one-for-six reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding shares of common stock (the “Common Stock”).

The Reverse Stock Split is expected to take effect as of 5:00 p.m. Eastern Time, on December 30, 2025. Accordingly, at such time, every six issued and outstanding shares of Common Stock will be converted into one share of Common Stock. Corresponding adjustments to the outstanding common units of the Company’s operating partnership will become effective at the respective times.

The Common Stock will continue to trade on The New York Stock Exchange (“NYSE”) under the symbol “RPT” and is expected to begin trading on a Reverse Stock Split-adjusted basis beginning on December 31, 2025, under the new CUSIP number 38983D 854. As a result of the reverse stock split, the number of outstanding shares of RPT’s Common Stock will be reduced from approximately 45.4 million to approximately 7.6 million.

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, each stockholder that would hold fractional shares as a result of the Reverse Stock Split will be entitled to receive a cash payment in lieu of such fractional shares. The Reverse Stock Split will apply to all of the outstanding shares of Common Stock and therefore will not affect any stockholder’s ownership percentage of shares of Common Stock, except for de minimis changes resulting from the payment of cash in lieu of fractional shares. Stockholders of record will receive information from Equiniti Trust Company, LLC, the Company’s transfer agent, regarding their stock ownership following the Reverse Stock Split and, if applicable, payments of cash in lieu of fractional shares. Stockholders who hold their shares in brokerage accounts or in “street name” are not required to take any action in connection with the Reverse Stock Split.

The Reverse Stock Split has been approved by the Company’s Board of Directors pursuant to Maryland General Corporation Law, and no stockholder approval is required.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains certain information which constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “seek,” “believes,” “intends,” “expects,” “projects,” “anticipates,” “plans” and “future” or similar expressions are intended to identify forward-looking statements. These statements are not historical facts. Except for historical information, the statements set forth herein including, but not limited to, any statements regarding the Reverse Stock Split are forward-looking statements.  These forward-looking statements represent management’s current expectations regarding future events and are subject to the inherent uncertainties in predicting future results and conditions, many of which are beyond our control. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements see the sections entitled “Cautionary Statement Regarding Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings, including the Company’s recent proxy statements, filed with the Securities and Exchange Commission. The Company expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

ABOUT RITHM PROPERTY TRUST

Rithm Property Trust is a real estate investment platform externally managed by an affiliate of Rithm Capital Corp. (“Rithm Capital”) (NYSE: RITM). Following the 2024 strategic transaction with Rithm Capital, the Company operates a flexible commercial real estate focused investment strategy. Rithm Property Trust is a Maryland corporation that is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes.

Investor Relations
646-868-5483
ir@rithmpropertytrust.com